                            ARTICLES OF INCORPORATION
                                       OF
                         VOYAGEUR INVESTMENT FUND, INC.


         FIRST: The undersigned, Bruce G. Leto, Esquire, whose post office address is 2600 One Commerce Square, Philadelphia, Pennsylvania 19103, and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Maryland.

         SECOND:  The name of the corporation is Voyageur Investment Fund, Inc.

         THIRD: The purpose for which the corporation is formed is to operate as an investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force, including, without limitation, the following:

         1. To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

         2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities.

         3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds.

         4. To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

         5. To borrow or raise moneys for any of the purposes of the corporation, and to mortgage or pledge the whole or any part of the property and franchises of the corporation, real, personal, and mixed, tangible or intangible, and wheresoever situated.

         6. To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

         7. To issue, purchase, sell and transfer, reacquire, hold, trade and deal in, to the extent permitted under the Maryland General Corporation Law, capital stock, bonds, debentures and other securities of the corporation, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of these Articles of Incorporation, determine; and to repurchase, re-acquire and redeem, to the extent permitted under the Maryland General Corporation Law, from time to time, the shares of its own capital stock, bonds, debentures and other securities.

         The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the corporation by the laws of the State of Maryland or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

         FOURTH: The post office address of the principal office of the corporation in the State of Maryland is:

                           c/o The Corporation Trust Incorporated
                           300 E. Lombard Street
                           Baltimore, Maryland  21202

         The name and post office address of the initial resident agent of the corporation in the State of Maryland is:

                           The Corporation Trust Incorporated
                           300 E. Lombard Street
                           Baltimore, Maryland  21202

         FIFTH: The total number of shares of capital stock which the corporation shall have authority to issue is Two Billion (2,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Twenty Million Dollars ($20,000,000).

         Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration in such form as may be fixed from time to time pursuant to the direction of the Board of Directors.

         Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the corporation shall have the power to designate one or more series of shares of Common Stock and one or more classes (sub-series) thereof, and to classify or reclassify any unissued shares with respect to such series or classes, and such series and classes (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of any contrary determination set forth herein. At any time when there are no shares

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outstanding or subscribed for a particular series or class previously established and designated herein or by the Board of Directors, the series or class may be liquidated by similar means. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or series of Common Stock or class of Common Stock shall apply without discrimination to the shares of each series of Common Stock and each class of Common Stock.

         Subject to the aforesaid power of the Board of Directors, the following series and classes of Common Stock are initially designated and classified as hereinafter set forth:

         1. The first series of shares is initially designated and classified as the Delaware-Voyageur Tax free California Insured Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax free California Insured Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax free California Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax free California Insured Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free California Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free California Insured Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free California Insured Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free California Insured Fund B Class and the Delaware-Voyageur Tax Free California Insured Fund C Class.

         2. The second series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Florida Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Florida Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Florida Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Florida Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Florida Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Florida Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Florida Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Florida Fund B Class and the Delaware-Voyageur Tax Free Florida Fund C Class.

         3. The third series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Florida Insured Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Florida Insured Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Florida Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Florida Insured Fund A Class; (ii) Fifty Million

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(50,000,000) shares of the Delaware-Voyageur Tax Free Florida Insured Fund
series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Florida Insured Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Florida Insured Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Florida Insured Fund B Class and the Delaware-Voyageur Tax Free Florida Insured Fund C Class.

         4. The fourth series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Kansas Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Kansas Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Kansas Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Kansas Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Kansas Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Kansas Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Kansas Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Kansas Fund B Class and the Delaware-Voyageur Tax Free Kansas Fund C Class.

         5. The fifth series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Missouri Insured Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Missouri Insured Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Missouri Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Missouri Insured Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Missouri Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Missouri Insured Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Missouri Insured Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Missouri Insured Fund B Class and the Delaware-Voyageur Tax Free Missouri Insured Fund C Class.

         6. The sixth series of shares is initially designated and classified as the Delaware-Voyageur Tax Free New Mexico Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free New Mexico Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free New Mexico Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free New Mexico Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free New Mexico Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free New Mexico Fund

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Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the
Delaware-Voyageur Tax Free New Mexico Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free New Mexico Fund B Class and the Delaware-Voyageur Tax Free New Mexico Fund C Class.

         7. The seventh series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Oregon Insured Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Oregon Insured Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Oregon Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Oregon Insured Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Oregon Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Oregon Insured Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Oregon Insured Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Oregon Insured Fund B Class and the Delaware-Voyageur Tax Free Oregon Insured Fund C Class.

         8. The eighth series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Utah Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Utah Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Utah Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Utah Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Utah Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Utah Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Utah Fund series of the Common Stock are hereby allocated to each of the Delaware-Voyageur Tax Free Utah Fund B Class and the Delaware-Voyageur Tax Free Utah Fund C Class.

         9. The ninth series of shares is initially designated and classified as the Delaware-Voyageur Tax Free Washington Insured Fund series, and Two Hundred Million (200,000,000) shares of Common Stock (par value $0.01 per share) are hereby initially classified and allocated to such series. The Two Hundred Million (200,000,000) shares of the corporation's Common Stock allocated to the Delaware-Voyageur Tax Free Washington Insured Fund series are hereby further classified and allocated as follows: (i) One Hundred Million (100,000,000) shares of the Delaware-Voyageur Tax Free Washington Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Washington Insured Fund A Class; (ii) Fifty Million (50,000,000) shares of the Delaware-Voyageur Tax Free Washington Insured Fund series of the Common Stock are hereby allocated to the Delaware-Voyageur Tax Free Washington Insured Fund Institutional Class; and (iii) Twenty-Five Million (25,000,000) shares of the Delaware-Voyageur Tax Free Washington Insured Fund series of the Common Stock are

                                       5
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hereby allocated to each of the Delaware-Voyageur Tax Free Washington
Insured Fund B Class and the Delaware-Voyageur Tax Free Washington Insured Fund C Class.

         As a result of the above designations and classifications, Two Hundred Million (200,000,000) shares of the corporation's Common Stock remain authorized but unissued and unallocated.

         SIXTH: Each share of a series (or class of such series) shall represent proportionate interests in, and have equal rights with each other share of that series (or class) with respect to, the assets of the corporation pertaining to that series (or class). Such shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, all as set forth in Article SEVENTH, except for the differences hereinafter set forth:

         1. The dividends and distributions of investment income and capital gains with respect to shares of series or classes of Common Stock shall be in such amounts as may be declared from time to time by the Board of Directors (or declared and paid in accordance with a formula adopted by Board), and such dividends and distributions may vary with respect to each such series or class from the dividends and distributions of investment income and capital gains with respect to the other series or classes of the Common Stock, to reflect charges of any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution adopted by such series or class, as applicable, in accordance with Rule 12b-1 under the Investment Company Act of 1940 (as amended, the "1940 Act") (or any successor thereto) (a "Distribution Plan"), or to reflect differing allocations of the expenses of the corporation among the series or classes and any resultant difference among the net asset values per share of the series or classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of any series among its classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and September 6, 1994 (Investment Company Act of 1940 Release Nos. 15675 and 20529) issued by the U.S. Securities and Exchange Commission, and any amendments to such orders, any existing or future order or any Multiple Class Plan adopted by the corporation in accordance with Rule 18f-3 under the 1940 Act that modifies or supersedes such orders.

         2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the U.S. Securities and Exchange Commission, or otherwise, the holders of shares of any series or class of Common Stock shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of that series or class, including, without limitation, the provisions of any Distribution Plan applicable to shares of that series or class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other series of the Common Stock or with regard to any other matter submitted to a vote of stockholders which does not now or in the future affect holders of shares of that series or class.

         3. (a) Other than shares described in paragraph (3)(b) herein, each Class B share of a series ("Class B Share") shall be converted automatically, and without any action or choice

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on the part of the holder thereof, into a Class A share of the same series
("Class A Share") on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus relating to any Class B share, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Directors and set forth in the prospectus relating to the Class B share, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any Class B Share acquired through an exchange, or through a series of exchanges, as permitted by the corporation as provided in the prospectus relating to the Class B Shares, as such prospectus may be amended from time to time, from another investment company or another series of the corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B Share shall mean (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the corporation, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                  (b) Each Class B Share of a series (i) purchased through the automatic reinvestment of a dividend or distribution with respect to any Class B Share of the series or the corresponding class of any other investment company or of any other series of the corporation issuing Class B Shares or (ii) issued pursuant to an exchange privilege granted by the corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the corporation for each of the holders of record thereof. On any Conversion Date, a number of the Class B Shares of the series held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into Class A Shares of the same series. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus relating to such Class B Shares, as such prospectus may be amended from time to time.

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                  (c) The number of Class A Shares into which a Class B Share of the same series is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares of the same series for purposes of sales and redemption thereof on the Conversion Date.

                  (d) On the Conversion Date, the Class B Shares converted into Class A Shares of the same series will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A Shares into which the Class B Shares have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Class B Shares, as such prospectus may be amended from time to time and (iii) the right to vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing the Class A Shares resulting from the conversion need not be issued until certificates representing the Class B Shares converted, if issued, have been received by the corporation or its agent duly endorsed for transfer.

                  (e) The automatic conversion of Class B Shares into Class A Shares, as set forth in paragraphs 3(a) and 3(b) of this Article SIXTH shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that
(x) the assessment of the higher fee under the Distribution Plan with respect to the Class B Shares does not result in the corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder (collectively, the "IRC") and (y) the conversion of the Class B Shares does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Class B Shares, as such prospectus may be amended from time to time, is not satisfied.

                  (f) The automatic conversion of Class B Shares into Class A Shares, as set forth in paragraphs 3(a) and 3(b) hereof, may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the 1940 Act or any rule, regulation or order issued thereunder relating to voting by the holders of the Class B Shares on any Distribution Plan with respect to, as relevant, the Class A Shares and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the Class B Shares with alternative conversion or exchange rights into other classes of Common Stock of the corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

         4. The shares of the Class C and Institutional Class shares of any series shall not automatically convert into Class A Shares of such series of Common Stock as do the shares of the Class B Shares of such series.

         SEVENTH: Unless otherwise expressly provided in these Articles of Incorporation or in any Articles Supplementary creating any series or class of Common Stock, each series and any class of such series, as applicable, shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

         1. The holder of each share of Common Stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, irrespective of the series or class, then standing in his or her name in the books of the corporation. On any matter submitted to a vote of shareholders, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of the series or class, shall be voted in the aggregate and not by series or class except (1) when otherwise expressly required by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by individual series or class; and (3) when the matter does not affect any interest of the particular series or class, then only shareholders of the affected series or class shall be entitled to vote thereon. Holders of shares of Common Stock of the corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

         2. All consideration received by the corporation for the issue or sale of Common Stock of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of Common Stock with respect to which such assets, payments or funds were received by the corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the corporation. Such assets, income, earnings, profit and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

         3. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, or any or all series of Common Stock; provided, such dividends or distributions on shares of any series of Common Stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series.

         4. The Board of Directors shall have the power in its discretion to distribute to the shareholders of the corporation or to the shareholders of any series thereof in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation or any series thereof to qualify as a "regulated investment company" under the IRC, and to avoid liability of the corporation or any series thereof for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

         5. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the corporation or any series or class of the corporation as may be permitted or required under the IRC, as presently in effect or as amended, without the vote of shareholders of the corporation or any series or class thereof.

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

         6. In the event of the liquidation or dissolution of the corporation, shareholders of each series shall be entitled to receive, as a series, out of the assets of the corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of Common Stock, the assets belonging to such series, and the assets so distributable to the shareholders of any series shall be distributed among such shareholders in proportion to the number of shares of such series (and any class of such series) held by them and recorded on the books of the corporation. In the event that there are any general assets not belonging to any particular series of Common Stock and available for distribution, such distribution shall be made to the holders of Common Stock of all series in proportion to the net asset value of the respective series determined as hereinafter provided.

         7. The assets belonging to any series of Common Stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the corporation, in proportion to the net asset value of the respective series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the corporation are allocable to one or more series.

         8. The Board of Directors may provide for a holder of any series of Common Stock of the corporation, who surrenders his or her certificate in good form for transfer to the corporation or, if the shares in question are not represented by certificates, who delivers to the corporation a written request in good order signed by the shareholder, to convert the shares in question on such basis as the Board of Directors may provide, into shares of Common Stock of any other series of the corporation.

         9. The holders of the shares of Common Stock or other securities of the corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

         EIGHTH: The number of directors of the corporation may be increased or decreased from time to time to such number as may be fixed by the By-Laws of the corporation or pursuant to authorization contained in such By-Laws to not less than the number required by the Maryland General Corporation Law; provided, notwithstanding anything in these Articles of Incorporation to the contrary, the Board of Directors shall consist initially of eight directors until such time as the number of directors is fixed as stated above. The names of the directors who shall act as such until their successors are duly chosen and qualified are:
                           Ann R. Leven
                           Anthony D. Knerr
                           Charles E. Peck
                           Jeffrey J. Nick
                           Thomas F. Madison
                           W. Thacher Longstreth
                           Walter P. Babich
                           Wayne A. Stork

         NINTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation:

         1. The Board of Directors shall have power to fix an initial offering price for the shares of any series (and for the shares of any class of such series) which shall yield to the corporation not less than the par value thereof, at which price the shares of the Common Stock of the corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the corporation not less than the par value thereof from sales of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the corporation shall be issued or sold for a consideration which shall yield to the corporation less than the net asset value of shares of such series (and of shares of any class of such series, as applicable) determined as hereinafter provided, as of the business day on which such shares are sold, or at such other times set by the Board of Directors, except in the case of shares of such Common Stock issued in payment of a dividend properly declared and payable.

         Notwithstanding anything in these Articles of Incorporation to the contrary, the Board of Directors shall have power to establish, in its absolute discretion, the basis or method for determining the value of the assets belonging to any series or class, and the net asset value of each share of any series or class of the corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

         The net asset value of the property and assets of the corporation shall be determined in accordance with the 1940 Act and with generally accepted accounting principles, and at such times as the Board of Directors may direct, by deducting from the total market or appraised value of all of the property and assets of the corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

         In determining the total market or appraised value of all the property and assets of the corporation or belonging to any series thereof:

                  (a) Securities owned shall be valued at market value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

                  (b) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the corporation.

                  (c) The value of any other assets of the corporation (and any of the assets mentioned in paragraphs (a) or (b) of this Article NINTH in the discretion of the Board of Directors in the event of a national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

                  The net asset value per share of a series of the Common Stock of the corporation shall be determined by adding the total market or appraised value of the property and assets of the relevant series of the corporation, subtracting the liabilities determined by the Board of Directors to be applicable to that series, and dividing the net result by the total number of shares of its Common Stock then issued and outstanding for such series (including any classes thereof), including any shares sold by the corporation up to and including the date as of which such net asset value is to be determined, whether or not certificates therefor have actually been issued. In case the net asset value of each share so determined shall include a fraction of one cent, such net asset value of each share shall be adjusted to the nearest full cent

         For the purposes of these Articles of Incorporation, a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the corporation of securities owned by such series is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of the net assets of such series, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. The Board of Directors may, in its discretion, declare the suspension described in (iv) above at an end, and such other suspension relating to a national financial emergency shall terminate as the case may be on the first business day on which said Stock Exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive).

         2. To the extent permitted by law, and except in the case of a national financial emergency, the corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of any outstanding certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the corporation, and accompanied by proper stock transfer stamps, if any. Shares redeemed upon any such request shall be purchased by the corporation at the net asset value of such shares determined in the manner provided in paragraph (1) of this Article NINTH, as of the close of business on the business day during which such request was received in good order by the corporation, and in accordance with the redemption procedures prescribed in the then current prospectus for the applicable series (or class thereof) of shares of the corporation.

         Payments for shares of its Common Stock so redeemed by the corporation shall be made from the assets of the applicable series in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as the Board of Directors may duly authorize for the purpose of its complete discretion, be made from the assets of that series in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or its delegate, shall have absolute discretion as to what security or securities of such series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the current net asset value of the series of the corporation's shares.

         Payment for shares of its Common Stock so redeemed by the corporation shall be made by the corporation as provided above within seven days after the date which such shares are deposited; provided, however, that if payment shall be made by delivery of assets of the corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered may be made, but not necessarily within such seven day period.

         The right of any holder of shares of the Common Stock of the corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so redeemed by the corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above, except the right of such stockholder to receive payment for such shares as provided for herein.

         3. If authorized by the Board of Directors, the corporation may, at its option, without the vote or consent of stockholders, redeem shares of stock from any stockholder at the net asset value of such shares, subject to such conditions as may be established by the Board of Directors.

         TENTH: (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability of the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                (b) No provision of this Article TENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                (c) References to the Maryland General Corporation Law in this Article TENTH are to the law as from time to time amended. No amendment to these Articles of

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

Incorporation shall affect any right of any person under this Article TENTH based on any event, omission or proceeding prior to such amendment.

         ELEVENTH: Subject to the 1940 Act, each of the following actions, to the extent required to be approved by the shareholders under Maryland General Corporation Law, shall be approved by a majority of all votes entitled to be cast on the matter:

              (i) Amendment or amendment and restatement of these Articles of Incorporation;

              (ii)     Reduction of stated capital;

              (iii) Consolidation, merger, share exchange or transfer of assets;

              (iv)     Distribution in partial liquidation; or

              (v)      Voluntary dissolution.

         TWELFTH: The corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

         THIRTEENTH: The corporation expressly agrees and acknowledges that the names "Delaware Group" and "Voyageur Investment Funds" are the sole property of Delaware Management Company, Inc. ("DMC"), that similar names are used by funds in the investment business which are affiliated with DMC, and that the corporation's use of such name is with permission of DMC. The corporation further expressly agrees and acknowledges that its use of such name may be terminated by DMC if the corporation ceases to use DMC as its investment adviser or Delaware Distributors, L.P. ("DDLP") as its principal underwriter (or to use affiliates of DMC and DDLP for such purposes). The corporation further expressly agrees and acknowledges that in such event, DMC may require the corporation to present to its shareholders, at a special meeting of the shareholders of the corporation held after such request, a proposal to change the name of the corporation to delete reference to the name "Delaware Group." The corporation further expressly agrees and acknowledges in such event to use its best efforts to promptly comply with such request to change its name and that the Board of Directors of the corporation shall recommend such a proposal to its shareholders. The corporation further expressly acknowledges and agrees, upon shareholder approval of such a proposal, to make and cause to be made such filings to effect the change of name as may be necessary with the State of Maryland, the U.S. Securities and Exchange Commission, or other regulatory authorities.

         IN WITNESS WHEREOF, the undersigned incorporator of Voyageur Investment Fund, Inc. who executed the foregoing Articles of Incorporation hereby acknowledged the same to be his act and further acknowledge that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 15th day of September, 1998.




                                                     /s/ Bruce G. Leto
                                                     --------------------------
                                                     Bruce G. Leto, Esquire